Exhibit 10.3
[EXECUTION]
FIRST AMENDMENT TO
CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this “Amendment”) dated as of December 19, 2007, by and among Devon Energy Corporation, a Delaware corporation (the “Borrower”), Bank of America, N.A., individually and as administrative agent (the “Administrative Agent”), and the Lenders party to this Amendment.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Credit Agreement dated as of August 7, 2007 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to the Borrower as therein provided; and
     WHEREAS, the Borrower, the Administrative Agent and the Lenders party to this Amendment desire to amend the Original Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the Loans which may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES
     § 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     § 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this section.
“Amendment” means this First Amendment to the Original Agreement.
“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II.
     § 2.1 Defined Terms. Subsection (x) of the definition of “Permitted Liens” and the portion of such definition following subsection (x) set forth in Section 1.01 of the Original Agreement are hereby deleted and the following is hereby added to the definition of “Permitted Liens” immediately after subsection (w) thereof to read as follows:
     “(x) Liens securing obligations permitted by Section 8.01(o) on assets of the Restricted Subsidiaries which have incurred such obligations; and
     (y) in addition to Liens permitted by clauses (a) through (x) above, Liens on property or assets if the aggregate liabilities secured thereby do not exceed two percent (2%) of Consolidated Assets;
provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.”
     § 2.2 Indebtedness. Subsection (o) of Section 8.01 of the Original Agreement is hereby deleted and the following new subsections (o) and (p) are hereby added immediately after subsection (n) thereof to read as follows:
     “(o) Indebtedness of the Restricted Subsidiaries owed to a Guarantor arising under securities purchase or repurchase agreements between such Persons, which relate to securities evidencing equity interests in the Subsidiaries; and
     (p) miscellaneous items of Indebtedness of all Restricted Subsidiaries not otherwise permitted in subsections (a) through (o) which do not exceed at any one time an aggregate outstanding amount equal to the greater of $800,000,000 and five percent (5%) of Consolidated Net Worth determined as of the end of the most recent Fiscal Quarter.”
ARTICLE III.
CONDITIONS OF EFFECTIVENESS
     §3.1. Documents to be Delivered.
     (a) This Amendment shall become effective as of the date set forth above (the “Effective Date”) when the Administrative Agent shall have received all of the following, at the Administrative Agent’s office:
     (i) This Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders.
     (ii) The Consent and Agreement attached hereto duly executed and delivered by Devon Financing, U.L.C.

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     (iii) A Certificate of the Borrower of even date herewith signed by a Responsible Officer of the Borrower (i) certifying that the Borrower has taken all action necessary to authorize the execution and delivery of this Amendment and (ii) certifying that before and after giving effect to this Amendment, (A) the representations and warranties contained in Article IV of this Amendment, in Article VI of the Original Agreement and in the other Loan Documents made by it are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (B) no Default exists.
     (b) All commitment, facility, agency, and to the extent invoiced prior to the Effective Date, legal and other fees that are due on or before the date hereof and are required to be paid or reimbursed to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into shall have been paid.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     § 4.1. Representations and Warranties of the Borrower. In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:
     (a) The representations and warranties contained in Article VI of the Original Agreement and the other Loan Documents made by it are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.
     (b) The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to borrow monies and to perform its obligations under the Original Agreement. The Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower hereunder.
     (c) The execution and delivery by the Borrower of this Amendment, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) conflict with any provision of (A) any Law, (B) the Organization Documents of the Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon the Borrower unless such conflict would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the acceleration of any Indebtedness of the Borrower which would reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation of any Lien upon any assets or properties of the Borrower which would reasonably be expected to have a Material Adverse Effect, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery

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or performance by the Borrower of this Amendment or to consummate any transactions contemplated by this Amendment, unless failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.
     (d) When duly executed and delivered, each of this Amendment and the Original Agreement (as amended by this Amendment) will be a legal and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by Debtor Relief Laws.
     (e) No Default exists on the Effective Date.
ARTICLE V.
MISCELLANEOUS
     § 5.1. Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement, as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Original Agreement or any other Loan Document nor constitute a waiver of any provision of the Original Agreement or any other Loan Document.
     § 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Original Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Amendment and under the Original Agreement.
     § 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Original Agreement pertaining to Loan Documents apply hereto.
     § 5.4. Governing Law. This amendment shall be governed by, and construed in accordance with, the law of the state of New York; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law.
     § 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

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     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DEVON ENERGY CORPORATION, as the Borrower

By:	/s/ Jeffrey A. Agosta
Name:	Jeffrey A. Agosta
Title:	Vice President — Corporate Finance and Treasurer

CONSENT AND AGREEMENT
     Devon Financing Corporation, U.L.C., a Nova Scotia unlimited company, hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty effective as of August 7, 2007 (the “Guaranty”) made by it for the benefit of the Administrative Agent and the Lenders, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty shall remain in full force and effect.

DEVON FINANCING CORPORATION, U.L.C.

By:	/s/ Jeffrey A. Agosta
Name:	Jeffrey A. Agosta
Title:	Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Renita Cummings
Name:	Renita Cummings
Title:	Agency Management Officer, AVP.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Gabe Gomez

Name:	Gabe Gomez
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: Name:	/s/ Robert Traband Robert Traband
Title:	Executive Director

ABN AMRO BANK N.V., as a Lender

By: Name:	/s/ John D. Reed John D. Reed
Title:	Director

By: Name:	/s/ Todd D. Vaubel Todd D. Vaubel
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By: Name:	/s/ Mary Lou Allen Mary Lou Allen
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By: Name:	/s/ Nicholas A. Bell Nicholas A. Bell
Title:	Director

BNP PARIBAS, as a Lender

By:	/s/ Russell Otts

Name: Title:	Russell Otts Vice President

By:	/s/ Robert Long

Name:	Robert Long
Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch, as a Lender

By:	/s/ Brian Caldwell

Name:	Brian Caldwell
Title:	Director

By:	/s/ Laurence Lapeyre

Name:	Laurence Lapeyre
Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: Name:	/s/ Rainer Meier Rainer Meier
Title:	Vice President

By:	/s/ Heidi Sandquist

Name:	Heidi Sandquist
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Andrew Ostrov

Name:	Andrew Ostrov
Title:	Director

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Janine Dopson

Name:	Janine Dopson
Title:	Loan Asset Manager

By:	/s/ Howard Clysdale

Name:	Howard Clysdale
Title:	Portfolio Manager

MORGAN STANLEY BANK, as a Lender

By:	/s/ Elizabeth Hendricks

Name:	Elizabeth Hendricks
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Linda M. Stephens
Name:	Linda M. Stephens
Title:	Authorized Signatory

SOCIETE GENERALE, as a Lender

By:	/s/ Christian Nelly

Name:	Christian Nelly
Title:	Vice President

THE BANK OF NEW YORK, as a Lender

By:	/s/ Hussam S. Alsahlani

Name:	Hussam S. Alsahlani
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans

Name:	Mary E. Evans
Title:	Associate Director

COMMERCE BANK, N.A., as a Lender

By:	/s/ Richard J. Lehrter
Name:	Richard J. Lehrter
Title:	President, Oklahoma

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Pritchett

Name:	Paul Pritchett
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Christina Faith

Name:	Christina Faith
Title:	Vice President

FIFTH	THIRD BANK, as a Lender

By:	/s/ Ashley Radel

Name:	Ashley Radel
Title:	Relationship Manager

SUNTRUST BANK, as a Lender

By:	/s/ Peter Panos

Name:	Peter Panos
Title:	Vice President